UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): June 25, 2018

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)

001-15877	35-1547518
(Commission File Number)	(IRS Employer Identification No.)
711 Main Street Box 810 Jasper, Indiana	47546
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (812) 482-1314

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    Election of Directors.

On June 25, 2018, the Board of Directors (the “Board”) of German American Bancorp, Inc. (the “Company”) increased the size of its Board from ten (10) to eleven (11) members with the additional vacancy added in the class with a term that expires effective as of the date of the 2019 Annual Meeting of Shareholders. On June 25, 2018, the Board appointed Zachary W. Bawel to fill the vacancy, effective July 1, 2018. Mr. Bawel’s term will begin on July 1, 2018, and will continue until the 2019 Annual Meeting of Shareholders, at which time he will be considered for election for a three (3) year term. Mr. Bawel has been appointed to serve on the Compensation/Human Resources Committee of the Board. A copy of the Company’s press release, dated June 29, 2018, announcing the appointment of Mr. Bawel is attached hereto as Exhibit 99.1.

For his service as a director, Mr. Bawel will be entitled to receive compensation, as more fully described in Item 5.02(e) below, which description is incorporated herein by reference. Other than being eligible to receive such director compensation, Mr. Bawel did not enter into any material plan, contract, or arrangement in connection with his appointment as a director. Mr. Bawel is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

(e)     Director Compensation Arrangements in Which an Executive Officer Participates.

The Company compensates its Board for their service to the Company and the Company’s subsidiaries based on a twelve-month period commencing July 1 and ending on June 30 of the following year. The Board’s Governance/Nominating Committee made a recommendation with respect to director compensation for the new twelve-month service period to the Board and the Board approved such recommendation at its annual organizational meeting on June 25, 2018.

For services of directors during the current annual period that commences as of July 1, 2018, the Company is compensating its directors, including the Company’s Chief Executive Officer (“CEO”), through an annual retainer payable in cash of $25,000 per director plus supplemental cash retainer fees for service by certain Committee Chairmen and by the lead independent director in the amounts described below. The cash retainers and supplemental cash retainers will be paid in a lump sum during July 2018 and will be earned immediately upon receipt by a director, regardless of the number of meetings actually held or attended during the current annual period, and regardless of committee membership or attendance.

In addition, the Company will pay an additional attendance fee of $700 to each director (including the CEO) for each meeting of the Board that he or she attends during the current annual period.

In addition, members of the Board (not including the CEO) will receive a meeting fee for each meeting of a committee of the Board that they attend during the current annual period of $700.

Additional annual cash retainers (earned regardless of numbers of meetings held or attended), for services during the current annual period, will be paid in July 2018, in a lump sum, to: (a) Director U. Butch Klem, as the Board’s lead independent director, including his chairmanship of the Board’s Governance/Nominating Committee ($15,000) and (b) Directors M. Darren Root, Thomas W. Seger and Marc D. Fine, as the Chairmen of the Board’s Audit Committee, Compensation/Human Resources Committee and Credit Risk Management Committee, respectively ($8,500 to Director Root and $5,000 each to Directors Seger and Fine).

In addition, those members of the Board (other than the CEO) who serve on the board of directors (including any regional advisory board) of at least one of the subsidiaries will receive additional compensation for his or her service to such subsidiaries in the form of director/advisory fees for meetings actually attended of (i) $700 per meeting of the board of directors of German American Bank (our bank subsidiary), (ii) $700 for any meeting of a committee of the board of directors of our bank subsidiary or for any meeting of any regional advisory board of the bank subsidiary, and (iii) an aggregate of $700 for the meetings of (A) the board of directors of German American Investment Services, Inc. and (B) the Wealth Advisory (Trust) Oversight Committee (which meetings occur sequentially on a quarterly basis).

Members of the Board who attend sessions of the Board of the Company or of the Board’s committees that are held concurrently with sessions of the board of directors of the bank subsidiary (German American Bank) or of committees of that subsidiary’s board of directors will receive a single meeting fee of $700 for the combination of the two concurrent meetings.

Additionally, those directors who travel from their primary residence or principal place of business, which is located outside of Dubois County, Indiana or the Indiana counties immediately adjacent to Dubois County, will be paid a $50 travel allowance in connection with his/her in-person attendance at board or assigned committee meetings.

In addition, the Board determined on June 25, 2018, that the Board should consider, at its regular meeting to be held in December 2018, the award of additional retainers in the form of grants (under the Company’s 2009 Long Term Equity Incentive Plan) of restricted common stock of the Company to the directors (including the CEO) with a market value of not more than $20,000 per director. The Board resolved that its decision to be made in December 2018 of whether to grant such additional retainers in the form of restricted stock (and if so, how much) should be determined at that time based on the Board’s perception of prevailing financial conditions (including the Company’s then-expected operating results for 2018) and such other factors as the Board may then deem relevant. Except for in the case of Director Lonnie D. Collins (as described below), each grant of restricted stock, if and when granted and issued, would not be transferable prior to December 5, 2019, and would be fully forfeited were a director not to continue in service as a director of the Company through December 5, 2019, for any reason other than death or disability, and would be subject to a 50% forfeiture (for any reason other than disability) should a director fail to attend in person a certain percentage of meetings of the boards and committees on which he or she was a member during the period commencing on January 1, 2019 to December 5, 2019, or fail to attend (other than by reason of disability or illness or bona fide emergency) the Company’s Annual Meeting of Shareholders held in 2019.

In the case of Mr. Collins (who will be ineligible to stand for re-election in 2019 as a result of his reaching the retirement age set forth in the Company’s Bylaws), the award resolution, if any, will specify (in lieu of the December 5, 2019 measurement date specified above) the date of the 2019 Annual Meeting of Shareholders, as the date for measuring vesting of the restricted stock award.

All actions described above will become effective July 1, 2018.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Press release, dated June 29, 2018, issued by German American Bancorp, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.

By: /s/ Mark A. Schroeder
Dated: June 29, 2018	Mark A. Schroeder, Chairman and Chief Executive Officer